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                                                                Exhibit 23(a)


                         [COOPERS & LYBRAND LETTERHEAD]


                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 0-5544) of our report dated January 30, 1997, on our audits of the consolidated financial statements and financial statement schedules of Ohio Casualty Corporation and subsidiaries as of and for the years ended December 31, 1996, 1995 and 1994, which report is included in Ohio Casualty Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".



                                           /s/Coopers & Lybrand L.L.P.



Cincinnati, Ohio
June 17, 1997